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                                                                     EXHIBIT 8.1

                [Letterhead of Winstead Sechrest & Minick P.C.]



                                                    Direct Dial:  (214) 745-5342
                                                           thelfand@winstead.com

                                  May 27, 1997


Columbus Realty Trust
15851 North Dallas Parkway, Suite 855
Dallas, Texas  75248

     Re: Registration Statement on Form S-3 - Columbus Realty Trust Dividend Reinvestment and Share Purchase Plan

Gentlemen:

     We have acted as counsel to Columbus Realty Trust (the "Company") in connection its Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on May 27, 1997 (the "Registration Statement"). This opinion relates to the accuracy of the federal income tax consequences discussed in the Registration Statement.

     For the purpose of rendering our opinion, we have examined and are relying upon the truth, accuracy and completeness, at all relevant times, of the statements and representations contained in the Registration Statement.

     In connection with rendering this opinion, we have assumed to be true and are relying upon, without any independent investigation or review thereof, the following:

     1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

     2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

     3. The truth, accuracy, and completeness of all responses made to our requests to disclose any material information that has bearing on the Company's ability to qualify as a REIT.
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Columbus Realty Trust
May 27, 1997
Page 2

     4. That the Company filed a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ending December 31, 1993, and that the Company has not caused such election to be terminated or revoked.

     Based on our examination of the foregoing items and our review of such other documents and information pertaining to the Company as we have deemed appropriate, subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the information in the prospectus included in the Registration Statement regarding the federal income tax consequences of the Plan (as defined in the Registration Statement), to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

     In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinion expressed herein is based upon our interpretation of the existing provisions of the Internal Revenue Code of 1986, as amended, and existing judicial decisions, administrative regulations and published revenue rulings (including private letter rulings) and revenue procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

     2. Our opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

     In the event any one of the statements, representations, or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.
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Columbus Realty Trust
May 27, 1997
Page 3

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement.

                                                Very truly yours,

                                                WINSTEAD SECHREST & MINICK P.C.



                                                By:  /s/ Thomas R. Helfand
                                                   -----------------------------
                                                       Thomas R. Helfand